                                                                   EXHIBIT 10.26


                            AIRTOUCH COMMUNICATIONS

                           DEFERRED COMPENSATION PLAN


             (Third Amendment and Restatement as of April 1, 1994)

                               TABLE OF CONTENTS

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SECTION 1.  Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Eligibility     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.1      Employees Eligible Under Pre-Separation Plan . . . . . . . . . . . . . . . . . . . .   2
2.2      Eligible Employees on and After Separation Date  . . . . . . . . . . . . . . . . . .   2

SECTION 3.  Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
3.1      Election to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
3.2      Form of Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
3.3      Newly Eligible Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
3.4      Termination and Modification of Election . . . . . . . . . . . . . . . . . . . . . .   4
3.5      Reinstatement      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
3.6      Establishment of Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.  Allocations to Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
4.1      Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
4.2      Match Based on Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . .   5
4.3      Restoration Based on Deferred Compensation . . . . . . . . . . . . . . . . . . . . .   6
4.4      Restoration Based on Excess Compensation . . . . . . . . . . . . . . . . . . . . . .   7
4.5      Interest Credited to Account   . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
4.6      Vesting            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 5.  Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.1      Date of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.2      Distribution Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.3      Immediate Single Sum Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.4      Death              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.5      Installment Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.6      Hardship Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
5.7      Payment Obligation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.1      No Funding         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.2      No Assignment      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.4      Plan Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.5      Plan Amendment and Termination   . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.6      Claims and Review Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

SECTION 7.  Definitions     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                            AIRTOUCH COMMUNICATIONS
                           DEFERRED COMPENSATION PLAN

             (Third Amendment and Restatement as of April 1, 1994)


SECTION 1.  INTRODUCTION.

                 Effective January 1, 1989, the AirTouch Communications Deferred Compensation Plan ("Plan") was established to provide deferred compensation to a select group of management and highly compensated employees of AirTouch Communications and its subsidiaries. The Plan is an unfunded employee pension benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.

                 Effective as of the Separation Date, the Separation Agreement obligates the Company to retain the liability to provide benefits under this Plan to all Participants, including Participants who will be employed by Pacific Telesis Group and its subsidiaries at Separation Date. Further, pursuant to Section 9.02 of Appendix A of such agreement, each Participant in the Plan who is employed by Pacific Telesis Group and its subsidiaries at Separation Date shall not be considered to have terminated employment for purposes of eligibility to receive a distribution from the Plan.

                 Effective as of Separation Date, the Plan is hereby amended and restated to comply with the Separation Agreement and to make the following changes: to increase the number of eligible groups of employees, to permit participation regardless of length of service, to increase the maximum rate of deferrals, to provide benefits previously provided by the PacTel Corporation Excess Benefit Plan relating to limitations under section 401(a)(17) of the Code, to change the rate of interest credited to Accounts and to approve the transfer of the obligation to provide the restoration pension benefit attributable to deferred compensation from this Plan to another plan maintained by the Company.

                 Effective as of April 1, 1994, the Plan is further amended to reflect the new name of the Company, to require annual elections to participate, to clarify the method of determining the rate of interest to be credited to Accounts, to permit certain newly eligible Officers at Separation Date to defer STIP Awards and to recognize certain deferral elections previously made under the Pacific Telesis Group Executive Deferral Plan.

SECTION 2.  ELIGIBILITY.

         2.1 EMPLOYEES ELIGIBLE UNDER PRE-SEPARATION PLAN. Each Employee who was designated as eligible to participate in the Plan pursuant to the provisions of the Plan in effect before the Separation Date shall continue to be eligible to participate.

         2.2 ELIGIBLE EMPLOYEES ON AND AFTER SEPARATION DATE. Employees who are Officers and Select Employees of the Company or a Participating Company and who are not eligible under Section 2.1 shall be eligible to participate in the Plan.

SECTION 3.  PARTICIPATION.

         3.1 ELECTION TO PARTICIPATE. Prior to the beginning of each calendar year (except as provided in Section 3.3 below), in accordance with procedures established by the Plan administrator, an eligible Employee may elect to participate in the Plan (a) by directing that (i) all or part of his or her Salary and/or (ii) all or part of his or her awards actually payable under the Short-Term Incentive Plan (herein referred to as a "STIP Award") shall be credited to the Employee's Account under the Plan and/or (b) by electing to receive an allocation of 401(a)(17) Excess Contributions to his or her Account under the Plan, if eligible therefor. As to Salary, this election shall be effective for Salary otherwise payable for service in the next calendar year after the year of election. As to STIP Awards, this election shall be effective for awards that would otherwise be payable in the second calendar year following the year of election. In no event, however, shall Salary and/or STIP Awards (collectively "Compensation") so credited during any calendar year (A) be less than $2,500 of Salary, or less than $5,000 of STIP Award, as applicable, or (B) include that amount of current Salary required for all applicable tax, Social Security and employee benefit plan withholding. An eligible Employee who does not elect to defer a portion of his or her Compensation nonetheless may elect to participate in the Plan and receive the 401(a)(17) Excess Contributions, if eligible therefor.

         3.2 FORM OF ELECTION. An election to participate in the Plan shall be in the form of a document approved by the Plan administrator, executed by the Employee and filed with the Employee's Participating Company each year. An election related to Salary otherwise payable for services in any calendar year or an election related to 401(a)(17) Excess Contributions shall become irrevocable on the last day prior to the beginning of such calendar year. An election related to the STIP Award otherwise payable in any calendar year shall become irrevocable on the last day prior to the beginning of the preceding calendar year.

         3.3 NEWLY ELIGIBLE EMPLOYEES. Within thirty (30) days after first becoming eligible to participate pursuant to Section 2 of the Plan, an Employee may elect to defer Salary payable for service remaining in the calendar year by filing an election to participate pursuant to procedures established by the Plan Administrator. An election that is filed by the fifteenth day of a month shall be effective with respect to Salary payable for service in subsequent months in that year. At the same time the Employee is eligible to elect to defer Salary, the Employee may elect to receive 401(a)(17) Excess Contributions for the year, if eligible therefor.

                 Newly eligible Employees shall not be eligible to defer STIP Awards, except as provided in Section 3.2. This section also shall apply to any Employee who first becomes eligible to participate in the Plan on or about the Separation Date. In addition, any such Employee who is an Officer and who participated in the Pacific Telesis Group Executive Deferral Plan for 1994 shall be eligible to defer the 1994 STIP Award attributable to service remaining in 1994. Further, any election to defer STIP or similar awards under the Pacific Telesis Group Executive Deferral Plan shall be treated as made under this Plan for the portion of the STIP Award attributable to service before the Separation Date. The total STIP Award deferred under this Plan for 1994 shall not exceed the deferral that would have been made under the Pacific Telesis Group Executive Deferral Plan for 1994 relating to non-Salary deferrals.

                 In addition to the deferrals provided for under Section 3.1, with respect to any Employee who is an Officer and who participated in the Pacific Telesis Group Executive Deferral Plan for 1994, any election under that plan to defer Long-Term Incentive Plan awards for the 1992-1994 and 1993-1995 cycles shall be treated as made under this Plan.

         3.4 TERMINATION AND MODIFICATION OF ELECTION. An election shall continue until the Employee terminates or modifies such election by written notice in a form approved by the Plan administrator, or until the Employee ceases to be employed by his or her Participating Company (other than a transfer to another Participating Company after which the Employee is still eligible to participate in the Plan), in which case the Employee shall be considered to have terminated the election. Any such termination or modification shall become effective at the time an election would become effective under Section 3.1.

         3.5 REINSTATEMENT. An eligible Employee who has filed a termination of election may again file an election to participate with respect to Compensation otherwise payable as provided under Section 3.1.

         3.6 ESTABLISHMENT OF ACCOUNT. An Account shall be established for each eligible Employee who becomes a Participant. The Account shall be credited with allocations under Section 4 and debited with withdrawals and distributions under Section 5.

SECTION 4.  ALLOCATIONS TO ACCOUNTS.

         4.1 DEFERRED COMPENSATION. Deferred amounts related to Compensation that would otherwise have been distributed in cash by a Participating Company shall be credited to the Employee's Account and shall bear interest from the date the Compensation would otherwise have been paid.

         4.2 MATCH BASED ON DEFERRED COMPENSATION. After the Employee has made the maximum elective deferrals under section 402(g) of the Code for the calendar year (as further limited by section 401(k)(3) of the Code, if applicable) to an employee benefit plan that is maintained by the Company or any corporation affiliated with and that is qualified under sections 401(a) and 401(k) of the Code, matching amounts based on Compensation deferred pursuant to this Plan ("Deferred Match") and interest thereon shall be credited to the Employee's Account, as provided below.

                 (a) Subject to the limitations provided in (b) and (c) below, the Deferred Match for a calendar year shall be equal to:

                       (i) The dollar amount of Compensation deferred under this Plan and credited to an Employee's Account under Section 4.1 for such year, multiplied by--

                       (ii) The Matching Rate (the percentage in the Retirement Plan in effect for that calendar year at which the Employee's salary deferrals and employee contributions under the Retirement Plan are matched by employing Company contributions).


                 (b) Notwithstanding the provisions of (a) above, the maximum Deferred Match that may be credited to an Employee's Account hereunder with respect to Compensation for a particular calendar year shall not exceed:

                       (i) The Employee's Compensation for that calendar year, multiplied by--

                       (ii) The lesser of (A) six percent (6%), or (B) a percentage equivalent to a fraction, the numerator of which is the total amount for that calendar year that the Employee caused to be contributed as salary deferrals or employee contributions to the Employee's account in the Retirement Plan plus the amount of the Employee's Compensation for that calendar year actually deferred pursuant to this Plan, and the denominator of which is the Employee's Compensation for that calendar year, multiplied by--

                       (iii) The Matching Rate (the percentage under the Retirement Plan in effect for that calendar year at which the Employee's salary deferrals and employee contributions are matched by company contributions) under the Retirement Plan, less

                       (iv) The sum of (A) the amounts credited to the Employee's account under the Retirement Plan as matching company contributions for that calendar year and (B) the amounts credited to the Employee's Account as the 401(a)(17) Match under
         Section 4.4 of the Plan for that calendar year.

If this maximum limitation is reached with respect to a particular calendar year, no Deferred Match shall be credited with respect to subsequent amounts of Compensation for that calendar year deferred pursuant to this Plan.

                 (c) In making the determinations in (a) and (b) above, the provisions regarding matching company contributions in the Retirement Plan shall take precedence over the provisions of this Section 4.2. The limitations of (a) and (b) above shall be applied to limit the crediting of Deferred Match hereunder, and shall not limit or affect the application of the provisions regarding matching Company contributions in the Retirement Plan.

                 (d) The Deferred Match, as limited by (b) and (c) above, shall be credited to the Employee's Account effective as of the same time that the amounts of deferred Compensation to which the Deferred Match relates are credited to the Employee's Account, except as follows. In no event shall the Deferred Match for a calendar year be credited until after the Employee has made the maximum elective deferrals for that calendar year, as provided under section 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable), to an employee benefit plan that is maintained by the Company or any corporation affiliated with the Company and that is qualified under sections 401(a) and 401(k) of the Code. After such maximum elective deferrals have been made in a calendar year, the Employee's Account shall be credited with an amount equal to the Deferred Match for that year that was not credited previously solely because the Employee had not yet made such maximum elective deferrals. With respect to the Deferred Match described in the preceding sentence, interest shall be applied as if such Deferred Match had been credited to the Employee's Account at the same time that the related amounts of Compensation deferred hereunder were credited to the Employee's Account. In the case of an eligible Employee who leaves the service of the Company and all corporations affiliated with the Company before the maximum elective deferrals have been made for the calendar year, no Deferred Match shall be credited for that calendar year.

         4.3 RESTORATION BASED ON DEFERRED COMPENSATION. If an eligible Employee defers Compensation under this Plan for a calendar year, additional amounts shall be allocated to the Employee's Account based on the rate of basic and variable contributions under the Retirement Plan for the year, as follows.

                 (a) The additional amount for a calendar year shall be equal to:

                       (i) The dollar amount of Compensation deferred under this Plan for such year, but only to the extent that the Compensation relates to a period the Employee also participated in the Retirement Plan, multiplied by

                       (ii) The sum of the Basic Rate and the Variable Rate applicable to the Employee for the calendar year under the Retirement Plan.

                 (b) The allocations under (a) above relating to the Basic Rate shall be credited to the Employee's Account effective as of the same time that the amounts of deferred Compensation to which the allocation relates are credited to the Employee's Account. The allocation under (a) above relating to the Variable Rate shall be credited to the Employee's Account effective as of the last day of the calendar year and shall be based on the Employee's deferred Compensation for the entire calendar year.

         4.4 RESTORATION BASED ON EXCESS COMPENSATION. Employees eligible to receive an allocation under this Section 4.4 are those Employees whose Retirement Plan Compensation for a calendar year exceeds the limitations under section 401(a)(17) of the Code. In addition, in order to be eligible to receive a restoration allocation attributable to the Matching Rate under the Retirement Plan (the "401(a)(17) Match"), as provided in (a)(ii)(A) below, the Employee must have made the maximum elective deferrals for the calendar year under section 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable) to the Retirement Plan and any other plan that is maintained by the Company or any corporation affiliated with the Company and this qualified under sections 401(a) and 401(k) of the Code.

                 The amounts allocated to an Employee's Account under this
Section 4.4 are based on the basic, variable and matching contribution rates under the Retirement Plan and the Employee's Retirement Plan Compensation that exceeds the limits of section 401(a)(17) of the Code, and interest thereon, as provided below.

                 (a) The 401(a)(17) Excess Contribution for a calendar year shall be equal to:

                       (i) The dollar amount of Retirement Plan Compensation that is not recognized under the Retirement Plan due to the limits on compensation under section 401(a)(17) of the Code, multiplied by

                       (ii) The sum of the following percentages applicable to the Employee under the Retirement Plan for such year:

                             (A) The Matching Rate multiplied by the rate of employee contributions and salary deferrals (up to six percent) that the Employee was making to the Retirement Plan when the Employee's Retirement Plan Compensation reached the limit under section 401(a)(17) during the year;

                             (B)  The Basic Rate; and

                             (C)  The Variable Rate.

The above formula shall be adjusted, as appropriate, to reflect any changes in the rates under the Retirement Plan due to transfers of employment between Participating Companies or for any other reason and to reflect periods of ineligibility under the Retirement Plan.

                 (b) The 401(a)(17) Excess Contribution shall be credited to the Employee's Account as of December 31 of each calendar year or the date of the Employee's termination, if earlier. In no event shall the 401(a)(17) Match under (a)(ii)(A) above for a calendar year be credited unless the Employee made the maximum elective deferrals for that calendar year, as provided under sections 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable) to the Retirement Plan or any like plan maintained the Company or any other employer and that is qualified under section 401(a) and 401(k) of the Code.

                 (c) In the case of an eligible Employee who leaves the service of the Company and the Participating Companies before the maximum elective deferrals have been made for the calendar year, no 401(a)(17) Match shall be credited for that calendar year, but any 401(a)(17) Excess Contribution attributable to basic and variable contributions shall be made.

         4.5 INTEREST CREDITED TO ACCOUNT. Allocations to the Account shall bear interest from the dates specified in Sections 4.1, 4.2(d), 4.3(b) and 4.4(b) above. The interest credited to the Account shall be compounded annually at the end of each calendar year. The annual rate of interest to be applied to Accounts for calendar years before 1995 shall be the rate earned under the Interest Income Fund in the Retirement Plan. For interest credited to Accounts for calendar years beginning after 1994, the annual rate shall be determined by the Committee from time to time, and promptly communicated to eligible Employees in advance of its application.

         4.6 VESTING. The portion of an Employee's Account attributable to deferred Compensation and interest credited thereon shall be immediately fully vested and nonforfeitable. The remaining portion of the Employee's Account shall vest on the same schedule and in the same manner as the Employee's interest in Company contributions in the Retirement Plan.

SECTION 5.  DISTRIBUTION.

         5.1 DATE OF ELECTION. At the time an eligible Employee makes an election to participate in the Plan, the Employee also shall make an election with respect to the distribution (during the employee's lifetime or in the event of the employee's death) of the amounts credited to the Employee's Account. Such an election shall be made under Section 5.2 below, shall apply to all amounts credited to the Employee's Account for period that the election is in effect and shall become irrevocable as provided in Section 3.2, subject to the provisions on hardship distributions in Section 5.6 below. Amounts distributed from the Employee's Account, less applicable withholding taxes, shall be paid in cash.

                 An eligible Employee may change the distribution option for future deferrals and company contributions by filing a new form of election to participate as provided in Section 3.2.

         5.2 DISTRIBUTION OPTIONS. A Participant may elect to receive the amounts credited to the Participant's Account in one payment or in a number of annual installments (over a period not exceeding 10 years). As specified by the Participant, distributions shall commence as soon as practicable on or after February 15 of the calendar year next following (a) retirement or termination from a Participating Company without employment by another Participating Company or (b) the earlier of a specified number of years (maximum of 5) after retirement or termination from a Participating Company without employment by another Participating Company, or attainment of age 70. For this purpose "Participating Company" shall also include Pacific Telesis Group and its subsidiaries (but only with respect to a Participant who was a Post-Separation Telesis Employee as defined in the Separation Agreement) and any other company affiliated with the Company, as determined by the Plan Administrator.

         5.3 IMMEDIATE SINGLE SUM PAYMENT. Notwithstanding an election pursuant to Section 5.2 above, at the discretion of the Committee, the entire vested amount then credited to the Participant's Account shall be paid immediately in a single payment if the Participant is discharged for cause by his or her Participating Company or becomes employed by a governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries.

         5.4 DEATH. A Participant may elect that, in the event the Participant should die before full payment of all amounts credited to the Participant's Account, the balance of the deferred amounts shall be distributed in one payment, or by a continuation of the installment distributions being made or to be made to the Participant, to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant in a single payment. The first installment (or the single payment if the Participant has so elected) shall be paid within ninety (90) days of the Participant's death. The preceding sentence shall not apply if the beneficiary or beneficiaries are to receive a continuation of installment distributions being made or to be made to the Participant.

         5.5 INSTALLMENT PAYMENTS. Installments subsequent to the first installment paid to the Participant, or to a beneficiary or to the Participant's estate, shall be paid on or about the anniversary date of the first annual installment in each succeeding calendar year until the entire vested amount credited to the Participant's Account is paid. Deferred amounts held pending distribution shall continue to be credited with interest determined in accordance with Sections 4.4 and 4.5.

         5.6 HARDSHIP DISTRIBUTION. A request may be made at any time by or on behalf of a Participant for a hardship distribution from his or her Account by filing the request with the Committee. For purposes of the Plan, "hardship" means immediate and heavy financial needs arising from one or more of the following, as determined by the Committee in its sole discretion:

                       (a) Extraordinary and unreimbursed medical or hospital expenses incurred by the Employee or a member of his or her family or a relative; or

                      (b) Any other unanticipated expense that imposes an extraordinary financial burden on the employee.

A distribution based on hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the employee.

         5.7 PAYMENT OBLIGATION. The obligation to make distribution of deferred amounts credited to a Participant's Account during any calendar year plus additional matching amounts under Sections 4.2 and 4.3 and interest thereon under Section 4.4 shall be borne primarily by each Participating Company that otherwise would have paid the related amounts concurrently (the "primarily liable Participating Companies"). However, if for any reason any primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of an Employee or former employee, the Company shall be jointly and severally liable for the obligation to pay the amount due. A company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a company shall not be affected by any action or inaction (on the part of an employee, his beneficiaries or any company) with respect to amounts owed, including, but not limited to, the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type.

SECTION 6.  MISCELLANEOUS.

         6.1 NO FUNDING. The deferred amounts related to each Participating Company shall be held in the general funds of such company. A Participating Company shall not be required to reserve, or otherwise set aside, funds for the payment of such amounts. All amounts of Compensation deferred hereunder shall remain an asset of the Participating Company, and the Participating Company's obligation to pay such amounts shall be unfunded as to the employee.

         6.2 NO ASSIGNMENT. The rights of an Employee to any deferred amounts plus the additional amounts credited pursuant to Sections 4.2, 4.3 and
4.4 shall be those of a general creditor and shall not be subject in any manner to assignment by the employee. Title to and beneficial ownership of any assets that the Participating Companies may earmark to make payments under the Plan shall at all times remain in the Participating Companies, and the Participant shall not have any property interest in any specific assets of the Participating Companies.

         6.3 ADVERSE IRS ACTION ON EMPLOYEE OR PLAN. Notwithstanding any other provision hereof, in the event there is a determination by the Internal Revenue Service, not being appealed by the Employee, or in the event of a final determination by a court of competent jurisdiction, that amounts credited to the Employee's Account hereunder are includable in the Employee's gross income, the Committee may in its sole discretion distribute the entire amount credited to the Employee's Account to the Employee and cause the termination of future deferrals of Compensation by that employee.

                 In the event that with respect to an employee, there is a determination by the Internal Revenue Service, not being appealed by the Company or an affiliate, or in the event of a final determination of a court of competent jurisdiction, that the Plan is subject to Parts 2, 3 or 4 of Title I of ERISA, the Committee may in its sole discretion distribute the entire amount credited to the Employee's Account to the employee and cause the termination of future deferrals of Compensation by that employee.

         6.4     PLAN ADMINISTRATOR.  The Company's Senior Vice President
- -Corporate Strategy/Development and Human Resources shall be the Plan administrator and shall have the authority and discretion to administer and interpret the Plan.

         6.5 PLAN AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend or terminate the Plan at any time and for any reason. In the event of an amendment or termination of the Plan, the amount of an employee's benefits hereunder shall not be less than the amount of the benefits to which the Employee would have been entitled if his or her employment had terminated immediately prior to such amendment or termination. Any termination of the Plan shall not terminate the deferral of Compensation previously deferred, but may prevent the deferral of Compensation not yet earned.

         6.6     CLAIMS AND REVIEW PROCEDURES.

                 (a) ADMINISTRATOR TO GRANT AND DENY CLAIMS. The Plan administrator shall have the sole discretion to grant or deny claims for benefits under the Plan with respect to Employees (other than the Plan administrator) of each Participating Company, respectively, and authorize disbursements


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
according to this Plan. The Committee shall have the sole discretion to grant or deny claims for benefits with respect to the Plan administrator as a Participant and in such a case the Board of Directors of the Company shall serve as the Review Committee for purposes of Section 6.5(b). Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Employee or beneficiary whose claim has been denied, setting forth the specific reasons for such denial and any other information required to be provided under ERISA.

                 (b) COMMITTEE TO REVIEW DENIED CLAIMS. The Committee (the "Review Committee") shall serve as the final review committee under the Plan and ERISA, for the review of all appeal claims by Participants or beneficiaries whose initial claims for benefits have been denied, in whole or part, by the Plan administrator, with respect to this Plan.

                 Any Participant or beneficiary whose claim for benefits has been denied, in whole or part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the Review Committee, shall:

                       (i) Make full and fair review of such decision within 60 days after receipt of the written request for review, or within an additional 60 days, provided the claimant is notified of the delay and the reasons for requiring such additional time; and

                       (ii) Notify the claimant in writing of the review decision, specifying the reasons for such decision.

                 (c) OTHER RIGHTS OF REVIEW. Any Participant or beneficiary whose claim for benefits has been denied shall have such further rights of review as are provided in section 503 of ERISA and regulations promulgated thereunder, and the Review Committee and the Plan administrator shall retain such right, authority and discretion as is provided in or not expressly limited by said section 503 of ERISA and the regulations thereunder.


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
SECTION 7.  DEFINITIONS.

                 For purposes of this Plan, the following words shall have the meaning so defined unless the context clearly indicates otherwise.

         7.1 "ACCOUNT" shall mean the account established under the Plan for each eligible Participant to reflect the allocations under Section 4 and the payments under Section 5.

         7.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         7.3 "COMMITTEE" shall mean the Compensation and Personnel Committee of the Board of Directors of the Company.

         7.4 "COMPANY" shall mean AirTouch Communications, a California corporation.

         7.5 "COMPENSATION" means the Employee's Salary and the award actually payable under the Short-Term Incentive Plan.

         7.6 "EMPLOYEE" means a common law employee of the Company or any Participating Company.

         7.7     "ERISA" means the Employee Retirement Income Security Act of
1974.

         7.8 "OFFICER" means an Employee who is elected or appointed to, and serving in, one or more of the following positions:

                 (a) A position with the Company described in the bylaws of the Company as that of an officer, other than an Assistant Officer position; or

                 (b) A position with a Participating Company for which there is in effect a specific designation by the Company's Board of Directors that the position shall be considered to be that of an officer for purposes of the benefit and retirement plans.

         7.9 "PARTICIPANT" means (a) an Officer or Select Employee who is eligible to participate under Section 2 of the Plan and who elects to participate in the Plan pursuant to Section 3, or (b) a former Officer or former Select Employee who has an Account under the Plan. Any employee of Pacific Telesis Group or its subsidiaries as of Separation Date with an Account shall remain a Participant.

         7.10 "PARTICIPATING COMPANY" means the Company, a subsidiary of the Company that determines, with the concurrence of the Company's Board of Directors, to participate in the Plan and each other corporation, partnership or joint venture designated by the Committee or the Company's Board of Directors as a Participating Company.


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
         7.11 "RETIREMENT PLAN" means the AirTouch Communications Retirement Plan, a defined contribution plan that is qualified under sections 401(a) and 401(k) of the Code and its predecessor plan, the PacTel Corporation Retirement Plan.

         7.12 "RETIREMENT PLAN COMPENSATION" means "compensation" as defined in the Retirement Plan, without reduction for deferrals of compensation under that plan and without regard to the limit on compensation under section 401(a)(17) of the Code. "Retirement Plan Compensation" does not recognize Compensation that is deferred under this Plan.

         7.13 "SALARY" means the rate of base pay in effect as of January 1 of each calendar year whether or not deferred under this Plan; provided, however, that in the case of any newly eligible Employee who is not yet a Participant, "Salary" means the rate of base pay in effect as of the first day of the calendar month following the date that the Employee was designated as an eligible Employee.

         7.14 "SELECT EMPLOYEE" means an Employee whose position is rated as an Executive Director or above, and whose rate of compensation paid by a Company or a Participating Company falls within the Company's salary classification of E-10 or above, as determined by the Plan administrator.

         7.15 "SEPARATION AGREEMENT" means the agreement entered into between AirTouch Communications and Pacific Telesis Group on October 7, 1993.

         7.16 "SEPARATION DATE" means April 1, 1994, the date as of which the total and complete separation of the ownership of AirTouch Communications from Pacific Telesis Group occurs.

         7.17 "SHORT-TERM INCENTIVE PLAN" means the AirTouch Communications Short-Term Incentive Plan, as may be amended from time to time, and any predecessor plan.

         7.18 "401(A)(17) EXCESS CONTRIBUTION" means the allocation to an Employee's Account under Section 4.4 of the Plan based on the Employee's Retirement Plan Compensation that exceeds the limits under Section 401(a)(17) of the Code and the company contribution rates under the Retirement Plan.


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